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                                                                    EXHIBIT 5.1

                            NEAL, GERBER & EISENBERG
                        Two N. LaSalle Street, Suite 220
                            Chicago, Illinois 60602


                              -------------, 1997


Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C. 20549

        Re:   Hanover Compressor Company
              Registration Statement on Form S-1 (No. 333-24953)

Gentlemen:

        We are counsel to Hanover Compressor Company, a Delaware corporation (the "Company"), and in such capacity we have assisted in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of the Company's Registration Statement on Form S-1 (No. 333-24953), and amendments thereto (the "Registration Statement"), relating to the proposed offering by the Company and certain stockholders of the Company
(the "Selling Stockholders") of        shares of the common stock, $.001 par
value per share (the "Common Stock"), of the Company.

        As such counsel, we have examined the Registration Statement, and such other papers, documents and certificates of public officials and certificates of officers of the Company as we have deemed necessary and appropriate as the basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures, the legal capacity of natural persons, and the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as conformed or photostatic copies. As to any facts material to this opinion, we have relied upon statements and representations (a) of the Company and its officers and other representatives, (b) of the Selling Stockholders and, if applicable, their officers and other representatives, and (c) of public officials.

        Based upon the foregoing, and subject to the limitations,
qualifications, exceptions, and assumptions set forth herein, we are of the opinion that the shares of Common Stock covered by the Registration Statement to be issued by the Company and to be sold by the Company and the Selling Stockholders, when issued and
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Securities and Exchange Commission
June   , 1997
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delivered in accordance with the terms described in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Validity of Common Stock" in the prospectus contained therein.

        Please be advised that Richard S. Meller, a partner of our firm, is Secretary of the Company. In addition, please note that certain partners of, and attorneys associated with our firm beneficially own and/or may acquire shares of Common Stock.


                                        Very truly yours,